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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):      June 25, 2001

                  SYSTEMS &  COMPUTER TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


         Delaware                      000-11521                  23-1701520
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(State or Other Jurisdiction          (Commission              (I.R.S. Employer
    of Incorporation)                 file number)           Identification No.)

4 Country View Road Malvern, Pennsylvania                            19355
---------------------------------------------------------         ------------
(Address of Principal Executive Offices)                           (Zip Code)


                                  (610) 647-5930
                                  --------------
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

     On June 25, 2001, Systems & Computer Technology Corporation (the "Company") announced that it had entered into a purchase agreement to sell the Company's Global Government Solutions business to Affiliated Computer Systems, Inc. (NYSE:
ACS) for $85 million in cash, subject to adjustment in certain circumstances. The consummation of the transaction is subject to certain conditions, including receipt of governmental approvals. The Global Government Solutions business of the Company is headquartered in Lexington, Kentucky and comprises approximately 800 employees.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: June 28, 2001               Systems & Computer Technology Corporation

                              By: /s/ Eric Haskell
                                 -------------------------------------------
                                  Eric Haskell
                                  Senior Vice President, Finance and
                                  Administration, Treasurer and Chief Financial Officer